Wolfgang Schwarz
                                  c/o Look Models International, Inc.
                                            Passauerplatz #1
                                              Vienna 1010,
                                                Austria


                                             March 1, 2003

Look Models International, Inc.
Passauerplatz #1
Vienna 1010,
Austria


To Whom It May Concern:

     This is to confirm certain agreements I have made.

1. I hereby agree to forego my salary of $200,000 and in 2002 as well as my salary in 2003 until such time as profitable operations, capital raised from redemption of outstanding warrants,or future equity transactions provide Look Models the ability to pay my salary in accordance with my employment agreement. I understand that the determination as to the appropriate time to re-incur my salary will be made in good faith by Mr. Schwarz and the board of directors. In the meantime, my salary shall accrue. I have committed to provide a minimum of $200,000 additional funding in 2003 if required to support operations.


2. I have listed for sale a real estate investment and commit to utilize the net proceeds from the sale, estimated to be $615,000, to support 2003 activities as required.

3.   I confirm my waiver of provision 6.1(5) of my employment agreement.



                                              /s/ Wolfgang Schwarz